Pursuant to 17 CFR 20.24b-2, confidential information has been omitted in places marked “***” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request with the Commission.

Exhibit 10.4

AMMUNITION SUPPLY AGREEMENT
This Ammunition Supply Agreement (“Agreement”) effective as of February 10, 2018 (“Effective Date”) is between Federal Cartridge Company (“Federal”) and Alliant Techsystems Operations LLC (“Orbital ATK”) (each, a “Party” and together, the “Parties”).
WHEREAS, the Parties are parties to that certain Ammunition Products Supply Agreement dated February 9, 2015 (“APSA”);
WHEREAS, the Parties wish to amend the APSA as set forth in a separate addendum (“Addendum 6”), and contemporaneously extend the duration of their supply relationship as set forth in more detail below;
NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties agree as follows:

1.	Definitions.

(a)	“Products” means the following completed cartridges of small-caliber ammunition manufactured to the Specifications: *** 5.56x45mm caliber, *** .223 caliber, and *** 5.56x45mm caliber.

(b)
“DoD” means the U.S. Army, its contractors in support of a DPAS rated DoD contract, and any other U.S. Federal Governmental agency that may in the future replace the U.S. Army as the procurer of Products for and on behalf of the U.S. Department of Defense.

(c)
“Lake City Government Contract” means, collectively, the contracts between Alliant Techsystems Operations LLC and Rock Island Contracting Center, dated September 28, 2012 and dated November 27, 2013, as the same may be amended from time to time.

(d)
“Intellectual Property,” means (i) discoveries, improvements, inventions (whether or not capable of being patented); (ii) patents, patent applications, patent disclosures, and any other patentable subject matter; (iii) copyrights, applications to register copyrights, works of authorship and any other copyrightable works; (iv) computer software (including source code, executable code, databases, data and related documentation); (v) trade secrets, Proprietary Information and know-how; and (vi) all improvements or modifications to any of the foregoing.

(e)
“Non-Standard Packing Options” means any packing configuration or requirements not specifically included in the definition of Standard Packing Options, which Orbital ATK may offer from time to time at the price and availability determined by Orbital ATK.

(f)	“Rounds” means individual complete ammunition cartridges.

(g)	“Period 1” means February 10, 2018 to December 31, 2018.

(h)	“Period 2” means January 1, 2019 to December 31, 2019.

Pursuant to 17 CFR 20.24b-2, confidential information has been omitted in places marked “***” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request with the Commission.

(i)	“Period 3” means January 1, 2020 to September 30, 2020.

(j)	“Quarter” means the sequential three-month period beginning January, April, July, or October.

(k)
“Specifications” means using new (i.e., not recycled from a previously assembled cartridge) materials to manufacture the Products to the applicable Mil-Spec safety and dimensional requirements and such other specifications as may be agreed between the Parties in writing.

(l)	“Standard Packing Options” means the Pack Configurations listed in Exhibit A using graphics, artwork and labeling as specified by Federal and agreed to by Orbital ATK.

2.	General Obligations.

(a)
Federal Obligations. During the Term, Federal shall: (i) achieve the Minimum Order Commitment specified in Exhibit A; (ii) pay the Commercial Fee as specified in Exhibit A to Orbital ATK on or before October 1 of Period 1 and 2 and July 1 of Period 3; and (iii) not purchase Products from anyone other than Orbital ATK unless Federal orders the full Capacity for that Period.

(b)
Orbital ATK Obligations. Orbital ATK shall: (i) accept Federal’s Binding Order, plus any Additional Orders of Products; (ii) manufacture, pack, and deliver Products in accordance with the accepted Binding Order and Additional Orders; (iii) give Federal’s orders priority, up to ***, over all customers other than the DoD; (iv) comply with the Guarantee specified in Exhibit A; and (v) give Federal’s Binding Order priority over all customers other than the DoD in the event the DoD orders *** Rounds of Product for delivery in any one Period. Notwithstanding the foregoing, Orbital ATK shall have no obligation to accept orders or fulfill deliveries to the extent they: (x) interfere with a Product delivery commitment to the DoD; or (y) are impacted or delayed by a Force Majeure Event (collectively, “Limitations”).

3.	Ordering.

(a)
Annual Capacity Allocation. No later than October 1 before the start of each Period, Orbital ATK shall deliver to Federal a good-faith forecast of the total quantity of Product manufacturing capacity Orbital ATK will allocate to Federal each month during the upcoming Period (“Capacity”). The Capacity shall be a minimum of *** Rounds per month and *** total Rounds per Period for Periods 1 and 2, and *** Rounds per month and *** total Rounds for Period 3, except as may be adjusted at any time by Limitations. For the avoidance of doubt, the Capacity shall not be limited or broken out by Product Type.

(b)
Annual Binding Order. No later than November 15 before each Period, Federal shall deliver to Orbital ATK a binding order for the upcoming Period specifying (within the Capacity and subject to the Limitations):

(i)	The binding total quantity commitment during the Period;

(ii)	The binding total quantity commitment by month for the upcoming two Quarters of the Period;

(iii)	The binding (subject to the Scheduling) quantity commitment by Product Type for the upcoming two Quarters of the Period; and

(iv)	A nonbinding, proposed monthly delivery schedule by Pack Type for the upcoming two Quarters of the Period (i.e., SKU-level detail).

Pursuant to 17 CFR 20.24b-2, confidential information has been omitted in places marked “***” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request with the Commission.

(“Binding Order”). Subject to the Scheduling provisions (below) and the Limitations, within ten business days of receipt, Orbital ATK shall accept the Binding Order, provided that it complies with applicable provisions of this Agreement. To the extent the Binding Order specifies a total quantity commitment during the Period of less than the Capacity, Orbital ATK shall hold in reserve the difference between the Binding Order total quantity and the Capacity (“Reserve Amount”) until March 30 of the upcoming Period. Federal may place an order for the Reserve Amount, or any portion thereof, at any time on or before March 30 of each Period. To the extent that Federal fails to order the Reserve Amount on or before March 30, Orbital ATK may sell the Reserve Amount, subject to the Guarantee, to any other customer (including the Secondary Tier I Customer). Beginning March 30, 2018, and on or before the last business day of each Quarter thereafter, Federal shall update its Binding Order and Additional Orders with the information in this paragraph for the upcoming two Quarters or the end of the then-current Period, whichever is sooner.

(c)	***

(d)	***

(e)
Monthly Scheduling. Beginning January 16, 2018, and on the third Tuesday of each month thereafter, Federal and Orbital ATK shall meet in good faith and mutually agree on a delivery schedule by Pack Type for the upcoming month, taking into consideration Orbital ATK’s capacity thresholds and packing capacity, and Federal’s customer orders and market projections, as well as all other relevant factors (“Scheduling”). Before or during the Scheduling, Federal may also adjust the Product Type mix 20% within any Product Type so long as (i) the total quantity commitment for that month does not decrease; (ii) the adjustments are within the Capacity; and (iii) Orbital ATK has the materials to accommodate the adjustment. Upon finalization of the Scheduling, it shall be binding on both Parties except by mutual agreement.

(f)	Unless expressly stated, the above restrictions and those in the Guarantee on sales and pricing to the Secondary Tier I Customer shall not apply to sales and pricing to Tier 2 and other customers.

4.	Price.

(a)
Price. The base price for Products sold during the Term shall be the firm, fixed prices set forth in Exhibit A (“Base Product Price”), adjusted (if at all) once each Period according to the Metals Adjustment set forth in Exhibit B (“Product Price”). The price for packing of Product sold during the Term shall be as set forth in Exhibit A (“Pack Price”). Prices exclude all: (i) federal, state local and value-added taxes, firearms excise taxes, sales and use taxes or other indirect taxes that may be imposed by law, (ii) freight, insurance, and other shipping costs, and (iii) import and export licenses, fees, permits, custom charges and duties, all of which shall be invoiced by Orbital ATK and paid separately by Federal unless Federal provides Orbital ATK with documentation supporting an exemption.

(b)	Adjustment Methodology.

(i)
Metals. The Metals Adjustment shall be calculated and applied separately for all Products ordered for delivery during each Period using the business day immediately preceding the date Federal releases the Binding Order as the measuring date (“Measuring Date”). The Product Price will apply to all Binding Orders and Additional Orders for Products ordered for delivery during the entire applicable Period.

Pursuant to 17 CFR 20.24b-2, confidential information has been omitted in places marked “***” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request with the Commission.

(ii)	***

(c)
Acknowledgment. Subject to the Audit Right for the ASP, the Parties acknowledge and agree that the pricing herein (including without limitation the Product Price, Pack Price, Base Price, Commercial Fee, Metals Adjustment, and ***, and the formulas and inputs supporting each) were the result of arms-length negotiations, and that neither Party has relied upon the other for representations made supporting or relating thereto, including without limitation costs, profits or fees, revenue, sales price or overhead, and each Party assumes the risk of any past or current pricing errors (other than scrivener’s errors or typos) or mistakes related thereto. For the avoidance of doubt, unless specified in this Agreement, no other adjustments to the Product Price, Pack Price, or Commercial Fee shall be made unless through the Dispute Resolution process due to scrivener’s errors or future errors or mistakes.

5.	Delivery; Acceptance.

(a)	Delivery shall be FOB Origin, with risk of loss and title transferring at delivery to Orbital ATK’s dock (“Delivery”).

(b)
Federal shall have the right, but not the obligation, to inspect Products that have been Delivered to it for conformance with the applicable Specifications, and it shall report in writing any claims of non-conformance within thirty (30) calendar days after Delivery, after which time the Products shall be deemed irrevocably accepted (“Acceptance”). After Acceptance, any claims by Federal that a Product fails to conform to the applicable Specification or has a defect shall be governed by the Warranty and/or Indemnification sections, as applicable. No inspection, Acceptance, testing or payment by Federal for Products shall relieve Orbital ATK from responsibility for failing to satisfy its obligations (including the limited warranty) under this Agreement.

6.	Failure to Supply.

(a)
Notifications; Delays. If Orbital ATK becomes aware that for any reason there is a reasonable likelihood that it will not be able to fulfill an Order, Orbital ATK shall promptly, and in any event within 10 business days, notify Federal of such fact and the Parties shall cooperate in good faith to resolve and mitigate the issue. If Orbital ATK fails to timely deliver all or any portion of a Binding Order or Additional Order (“Unfilled Quantity”) as a result of the Limitations (“Excusable Delay”), Orbital ATK shall have no liability to Federal for the Unfilled Quantity. Unfilled Quantities for any reason other than an Excusable Delay shall be considered an Inexcusable Delay. For all Unfilled Quantities (whether due to Excusable Delay or Inexcusable Delay), for which Orbital ATK fails to remedy within 60 calendar days Federal may, subject to the Limitations and without prejudice to any remedies it has under the law, elect to shift the Unfilled Quantity to Orbital ATK’s future unfilled Additional Rounds or remove such Unfilled Quantities from its order(s) without reducing Federal’s progress toward the Minimum Order Commitment.

(b)
Force Majeure. Neither party will be liable for any delay or failure in performance to the extent the delay, or failure, is caused by events beyond the party’s reasonable control, without the fault or negligence of the party affected, and which by the exercise of reasonable diligence the party affected was unable to prevent (“Force Majeure Event”), including without limitation, fire, storm, flood, other natural catastrophes, explosion, accidents, acts of public enemy, sabotage, strikes, labor disputes, labor shortages, work stoppages, transportation embargoes or delays, failure or shortage of materials or machinery used by Orbital ATK in

Pursuant to 17 CFR 20.24b-2, confidential information has been omitted in places marked “***” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request with the Commission.

the manufacture of the goods supplied hereunder, acts of God, failure of suppliers or subcontractors to satisfactorily meet scheduled deliveries, and acts or regulations or priorities of the Federal, State or local government or branches or agents thereof. A Force Majeure Event shall also include any action by the Government which results in the modification or closure of the Lake City Army Ammunition Plant or modification or termination of the Lake City Government Contract, and Orbital ATK reasonably determines that such modification, closure or termination will cause Orbital ATK to be unable to fulfill any or all of Federal orders for Products. A Force Majeure Event shall also mean a material change in Federal law outlawing or substantially limiting the possession or ownership of Products or firearms compatible with the Products, which change causes a material decline in the commercial market for Products. For the avoidance of doubt, a drop in market demand or price that is not a direct result of the aforementioned change in Federal law, shall not constitute a Force Majeure Event. The party experiencing the Force Majeure Event shall promptly notify the other party in writing providing reasonable detail of the Force Majeure Event and anticipated impact upon the Party’s ability to perform its obligations under this agreement, use its best efforts to resume satisfactory performance as quickly as possible, and shall suspend performance only for such period of time as is necessary. In the event a Force Majeure Event continues for more than seven business days after the initial delaying event, the Parties shall meet to discuss any appropriate extension in the delivery schedule. If the Parties are unable to reach agreement on the impact of the Force Majeure Event upon the Agreement, the matter shall be determined in accordance with the "Dispute Resolution” clause of the Agreement.

7.	Invoicing; Payment.

(a)
Invoices. Orbital ATK shall provide an invoice to Federal at the time of each product delivery (including, for the avoidance of doubt, at the time of any “staged” delivery) (“Invoice”). All Invoices shall be payable by Federal promptly, and in any event, *** after receipt of such Invoice (the date on which a payment is due, the “Invoice Due Date”), subject to Federal’s right to dispute an Invoice pursuant to paragraph (c) below.

(b)
Late Payments. Any amounts due under an Invoice that have not been paid on or before the Invoice Due Date (and are not being disputed in good faith pursuant to paragraph (c) below) shall bear simple interest at a rate of 1.0% per month (i.e., 12.0% per year) until the date payment is received in full by Orbital ATK.

(c)
Review of Invoices. Federal shall have 15 calendar days from the date of receipt to review an Invoice (the “Review Period”). Federal may, on or prior to the last day of the Review Period, provide Orbital ATK with a written notice of dispute (a “Dispute Notice”), which shall specify in reasonable detail those items or amounts in the Invoice as to which Federal disagrees in good faith (the “Disputed Items”) and the basis for such disagreement. Unless Federal delivers a Dispute Notice to Orbital ATK prior to the expiration of the Review Period, subject to the second sentence of Paragraph 4(c) Federal shall be deemed to have accepted and agreed to the items and amounts set forth in the applicable Invoice, and such amounts shall become conclusive and binding on the Parties. If Federal delivers a Dispute Notice to Orbital ATK on or prior to the last day of the Review Period, the Parties shall refer the matter to their respective Principal Representatives in accordance with the procedures set forth in Section 14 of this Agreement.

Pursuant to 17 CFR 20.24b-2, confidential information has been omitted in places marked “***” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request with the Commission.

8.	Warranty.

(a)
Orbital ATK warrants that, for a period of 12 months after Acceptance, the Products delivered under this Agreement shall conform to applicable Specifications, and be free from defects in material and workmanship (“Limited Warranty”).

(b)
In the event of a breach of the Limited Warranty, Orbital ATK shall, at its expense and option, repair or replace the Product to achieve conformance and return the Product to Federal. In the event that a Federal customer cancels an order as a direct result of a breach of this Limited Warranty, or if Orbital ATK reasonably deems the above remedies to be commercially impracticable, Orbital ATK shall refund to Federal the applicable Price and shipping and handling costs upon return of the non-conforming Product.

(c)
As a condition of this Warranty, Federal shall notify Orbital ATK in writing of any claimed nonconformance promptly but not greater than 60 calendar days upon Federal’s discovery or 30 days after the warranty period, whichever is shorter, and, at Orbital ATK’s election, shall provide Orbital ATK a reasonable opportunity to inspect the claimed nonconformance and/or return the item(s) to Orbital ATK for inspection.

(d)
If the Parties disagree as to whether a rejected Product has a defect or conforms to the applicable Specifications or as to whether Federal timely delivered its warranty claim, the Parties shall refer the matter to their respective Principal Representatives in accordance with the procedures set forth in Section 14 of this Agreement. If the Principal Representatives or a competent court, as applicable, determines that a rejected Product has no defects and conforms to the applicable Specifications, or that Federal has failed to timely deliver the applicable warranty claim, then Federal shall reimburse Orbital ATK all costs of handling, transportation and repairs/modifications to such rejected Product based on Orbital ATK’s regular repair charges.

(e)
Disclaimer of All Other Warranties. Orbital ATK’s warranty in paragraph (a) above is in lieu of all other warranties, and Orbital ATK expressly disclaims all other warranties, express or implied, statutory or otherwise, including without limitation, the implied warranties of merchantability and fitness for a particular purpose. Orbital ATK’s warranty does not extend to (i) Products damaged in any way after delivery to Orbital ATK’s dock, including by improper handling, use or storage or as a result of a Force Majeure Event or (ii) components provided by Federal or Products damaged as a result of any defects in such components. Any repair or attempt to repair Products, or modification of Products, by anyone other than Orbital ATK (or a person acting for or on behalf of Orbital ATK) shall void the warranty provided under this Agreement.

9.	Term; Termination.
This Agreement shall terminate and all rights and duties hereunder, except those in Paragraphs 8 and 11-16, shall cease upon the first to occur of the following:

(a)	The date September 30, 2020 (the “Term”);

(b)
Upon written notice by either Party, if the other Party materially breaches this Agreement; provided, that the Party receiving the notice of termination shall have 60 calendar days from the date of receipt thereof to cure the material breach or failure and, in the event such breach or failure is cured, the notice shall be of no effect;

(c)
Upon 10 calendar days written notice by Orbital ATK, if Federal has failed to pay an amount due under an Invoice that is not being disputed by Federal in good faith, and such failure continues for a period of 20 calendar days following the Invoice due date;

Pursuant to 17 CFR 20.24b-2, confidential information has been omitted in places marked “***” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request with the Commission.

(d)	Mutual consent of the Parties in writing; or

(e)	The insolvency, bankruptcy or reorganization under bankruptcy laws or assignment for the benefit of the creditors of either Party.

10.	Intellectual Property.

(a)
Limited License. Each Party hereby grants to the other Party a limited, non-transferable (with the right to sublicense), non-exclusive, royalty-free license to use the Intellectual Property owned by it to the extent necessary for the other Party to perform their obligations hereunder. All right, title and interest in and to the Intellectual Property owned by a Party and not expressly granted herein are reserved by such Party.

(b)
Ownership. Subject to the rights of the U.S. Government, as between the Parties, each Party shall retain ownership of all right, title and interest in and to the Intellectual Property owned, controlled, acquired, conceived or reduced to practice prior to the date of this Agreement, including but not limited to, inventions described and claimed in applications for U.S. Letters Patent filed prior to the date of this Agreement.

(c)
Design Responsibility and Labeling. Orbital ATK shall retain design responsibility for all Products. Federal shall provide information associated with the appearance and text of any labeling and packaging used in connection with Products it has ordered, including any finished product containing the Product.

11.	Indemnification.
Federal shall defend, indemnify and hold harmless Orbital ATK (including its parents, subsidiaries and affiliates and the officers, directors and employees of each) against all claims, demands, judgments, damages, costs and other losses (including without limitation reasonable attorneys’ fees) to the extent arising out of or relating to actual or alleged: (i) third party claims alleging Intellectual Property owned by Federal and authorized by Federal for Orbital ATK’s use infringes on a third party’s Intellectual property; and (ii) third party claims related to the negligence of Federal or its employees or agents in the performance of this Agreement, all except to the extent caused by the negligent or otherwise wrongful act or omission of Orbital ATK.
Orbital ATK shall defend, indemnify and hold harmless Federal (including its parents, subsidiaries and affiliates and the officers, directors and employees of each) against all claims, demands, judgments, damages, costs and other losses (including without limitation reasonable attorneys’ fees) to the extent arising out of or relating to actual or alleged: (i) third party claims alleging Intellectual property owned by Orbital ATK and authorized by Orbital ATK for Federal’s use infringes on a third party’s Intellectual property; (ii) third party claims related to the negligence of Orbital ATK or its employees or agents in the performance of this Agreement; and (iii) a third party claim or product recall arising out of a defect in a Product or Pack Configuration, all except to the extent caused by the negligent or otherwise wrongful act or omission of Federal.
The defense, indemnification and hold harmless obligations herein (“Obligations”) are expressly conditioned on the following: (a) that the Indemnifying Party shall be notified in writing promptly of the circumstances giving rise to the Obligations, provided that any delay in notification shall not affect the Obligations unless the delay prejudices the indemnifying party, (b) that the indemnifying party shall have sole control of the defense of any action or claim and of all negotiations for its settlement or compromise to the extent permitted by law; and (c) that the indemnified party shall cooperate with the indemnifying party in a reasonable way to facilitate the settlement or defense of the claim.

Pursuant to 17 CFR 20.24b-2, confidential information has been omitted in places marked “***” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request with the Commission.

12.Limitation of Liability.
UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, COLLATERAL, SPECIAL, PUNITIVE, TREBLE, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR GOODWILL), REGARDLESS IF SUCH CLAIM IS BASED ON CONTRACT, NEGLIGENCE, TORT, WARRANTY OR ANY OTHER BASIS UNDER, AS A RESULT OF, OR ASSOCIATED WITH THIS AGREEMENT OR EITHER PARTY’S PERFORMANCE UNDER THIS AGREEMENT. EACH PARTY’S RESPECTIVE TOTAL LIABILITY FOR ANY CLAIMS ALLEGED IN ANY PERIOD (IN AGGREGATE) ARISING UNDER OR RELATED TO THIS AGREEMENT IS LIMITED TO AND SHALL NOT EXCEED THE TOTAL AMOUNT ACTUALLY PAID OR PAYABLE (A) AS SET FORTH IN A BINDING ORDER FOR THAT PERIOD BY FEDERAL FOR THE PRODUCTS PURCHASED OR ORDERED PURSUANT TO THIS AGREEMENT, OR (B) OR SHOULD BE PAYABLE HAD A MINIMUM ORDER COMMITMENT BEEN SATISFIED, WHICHEVER IS GREATER. THE FOREGOING DISCLAIMERS OF LIABILITY AND LIMITATIONS ON LIABILITY WILL NOT APPLY TO ANY INDEMNIFICATION OBLIGATIONS IN THIS AGREEMENT OR DAMAGES ASSOCIATED WITH A BREACH OF INTELLECTUAL PROPERTY RIGHTS.
13. Proprietary Information.
Confidential or proprietary information shall be governed by, and subject to, the Non-Disclosure Agreement between the Parties dated February 09, 2015 (“NDA”) which is attached as Exhibit D and hereby incorporated by reference. The Parties agree to comply with the terms of that NDA, and that the term (period of information exchange) of the NDA is hereby extended to be co-terminus with the Term of this Agreement if the term of the NDA is shorter than the Term of this Agreement. The Parties obligations to protect proprietary information as applied to proprietary information exchanged pursuant to this Agreement shall extend through two years following the termination or expiration of this Agreement.

14.	Disputes.

(a)
Each Party shall designate a senior executive with authority to resolve disputes related to this Agreement (a “Principal Representative”), and the name of such Principal Representative shall be provided in writing to the other Party promptly following the date hereof. Either Party may, effective upon written notice to the other Party, change its Principal Representative at any time. In the event of a dispute related to this Agreement, the Principal Representatives shall meet and seek in good faith to resolve such dispute. If the Principal Representatives are able to resolve the dispute in writing, their resolution shall be conclusive and binding upon the Parties. If the Principal Representatives are unable in good faith to resolve a dispute within 30 calendar days after receipt of written notice or a longer period agreed by the Parties, either Party may pursue a claim in connection with the matter in dispute in any federal or state court having proper jurisdiction. All costs and expenses incurred by the Parties in connection with resolving any dispute related to this Agreement shall be borne by the Party incurring such cost or expense. In the event of a dispute, both Parties must continue to comply with the terms of this Agreement to the extent not disputed while the dispute is being resolved.

(b)
Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore it hereby irrevocably and unconditionally waives,

Pursuant to 17 CFR 20.24b-2, confidential information has been omitted in places marked “***” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request with the Commission.

to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this agreement or the transactions contemplated hereby or thereby. Each party certifies and acknowledges that (a) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (b) it understands and has considered the implications of such waiver, (c) it makes such waiver voluntarily and (d) it has been induced to enter into this agreement by, among other things, the mutual waiver and certifications in this paragraph.

(c)
This Agreement, and any dispute arising out of or relating to this Agreement, shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of laws principles.

(d)
Disputes shall not be a basis for withholding payment of any undisputed monies due under this Contract or offsetting other undisputed amounts due whether or not the disputed item is on the same order or invoice, nor shall any undisputed amount be retained in anticipation of a dispute for which notice has not been received.

15. Notices.
All notices, demands, or other communications required or permitted hereunder shall be given in writing by actual delivery or, by mail, postage prepaid, or by electronic communication to a verified email address. Notice shall be deemed given upon actual delivery, or, if sent by mail and properly addressed, three (3) business days after being mailed. Notices shall be delivered or mailed to the other Party at the addresses set forth below or at such other place as the Party shall designate in writing:

If to Federal:

Federal Cartridge Company		Vista Outdoor Inc.
Attn: President	-AND-	Attn: General Counsel
900 Ehlen Drive		262 North University Drive
Anoka, MN 55303		Farmington, UT 84025

If to Orbital ATK:

Alliant Techsystems Operations, LLC		Orbital ATK, Inc.
Attn: Vice President & General Manager	-AND-	Attn: General Counsel,
HWY 7 & 78		Defense Systems Group
Lake City Army Ammunition Plant		1501 S Clinton St
Independence, MO 64056-1000		Canton Crossing Tower
Baltimore, MD 21224
16. Export Control.

(a)
Federal is hereby placed on notice that the technical data or hardware furnished under the Agreement may relate to articles controlled by the U.S. Government for export and may, therefore, be subject to export licensing requirements and limitations on disclosure or shipment to foreign nationals under U.S. Law, including but not limited to, the International Traffic in Arms Regulation, 22 CFR § 120 et seq., the Export

Pursuant to 17 CFR 20.24b-2, confidential information has been omitted in places marked “***” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request with the Commission.

Administration Act, 28 USC § 2278 et seq., and DoD Directive 5230.25, “Withholding of Unclassified Technical Data from Public Disclosure,” 32 CFR § 250, including the requirement for obtaining an export license, if applicable.

(b)
A Party receiving technical data under this Agreement agrees not to transfer technical data received or exchanged under this Agreement to any foreign person, or take any other action that is covered by U.S. export control laws and regulations, without specific written authorization from the disclosing party and pursuant to an appropriate U.S. Government agency license or exemption. The party receiving the technical data will indemnify the disclosing party and hold it harmless from any liability resulting from the receiving party’s violation of this provision or applicable export laws or regulations.

17. Assignments.
Neither Party may assign or otherwise transfer this Agreement to any other person, whether by operation of law or otherwise, without the other Party’s prior written approval. Any attempted assignment or delegation without such consent shall be void. Notwithstanding the above, either Party may, upon written notice to other, assign this Agreement to any entity with which the assigning Party may merge or consolidate or to which that Party may convey substantially all of its assets.

18.	Miscellaneous.
This Agreement is contingent upon, and not effective until, both Parties agree upon and execute Addendum 6 to the APSA covering the period April 1, 2017 through February 9, 2018 (“Addendum 6”). This Agreement, and any nondisclosure agreements executed in connection herewith, constitute the entire understanding and agreement between the Parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous discussions, agreements and understandings, both written and oral, among the Parties with respect thereto, specifically including without limitation any memoranda of understanding,, “MOU,” “agreements in principle” and like documents. The terms and conditions included herein shall take precedent over any other provisions set forth elsewhere in an order or other document exchanged between the parties. Headings of paragraphs are for organizational purposes only and do not limit the meaning of the paragraphs. If any provision of the Agreement is determined to be unenforceable or invalid by court decision, the Agreement will not be rendered unenforceable or invalid as a whole, and the provision will be changed and interpreted so as to best accomplish the objectives of the original provision within the limits of applicable law. The failure of either party to assert any of its rights under the Agreement, including, but not limited to, the right to terminate the Agreement in the event of breach or default by the other party, will not be deemed to constitute a waiver by that party of its right to enforce each and every provision of the Agreement in accordance with their terms. All notices under the Agreement must be in writing. Unless provided otherwise within the Agreement, any modifications or amendments to the Agreement shall not be valid or binding with respect to any party unless signed by both parties. The parties have caused the Agreement to be executed by their duly authorized representatives with the intent to be legally bound, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged.

Pursuant to 17 CFR 20.24b-2, confidential information has been omitted in places marked “***” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request with the Commission.

Federal Cartridge Company	Alliant Techsystems Operations LLC

/s/ Stephen M. Nolan	/s/ Dean L. Grayson

By: Stephen M. Nolan	By: Dean L. Grayson
Chief Financial Officer	General Counsel, Defense Systems Group

Date: May 5, 2017	Date: May 5, 2017

Pursuant to 17 CFR 20.24b-2, confidential information has been omitted in places marked “***” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request with the Commission.

Exhibit A
Base Product Price
The Base Product Price for Products shall be the following per-Round prices, provided that $*** shall be added to the Base Product Price for any Product ordered for delivery during a single Period in excess of *** Rounds:

Period	Product Type
	***	***
Period 1	$***	$***
Period 2	$***	$***
Period 3	$***	$***

Pack Price
In addition to the Base Product price, the per-Round Pack Price shall be:

Pack Configuration	Period
	1	2	3
***	$***	$***	$***
***	$***	$***	$***
***	$***	$***	$***
***	$***	$***	$***
***	$***	$***	$***

Guarantee
***

Commercial Fee
The “Commercial Fee” shall be *** per period for Periods 1 and 2, and *** for Period 3, provided that at the completion of the Term Orbital ATK shall reimburse Federal $*** for every Round ordered but which Orbital ATK failed to deliver during the Term below *** Rounds due to Unfilled Quantities.

Warehousing Charge
Federal shall pay to Orbital ATK a warehousing charge equal to ***% of the price of the stored Products every *** or segment thereof, commencing with the *** of storage by Orbital ATK.

Minimum Order Commitment
The Minimum Order Commitment shall mean orders totaling a minimum of *** Rounds ordered for delivery during the Term (“Aggregate Commitment”), provided that, unless the Aggregate Commitment is first reached, Federal shall place orders at minimum quantities of *** Rounds in Period 1, *** Rounds in Period 2, and *** Rounds in Period 3.

Pursuant to 17 CFR 20.24b-2, confidential information has been omitted in places marked “***” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request with the Commission.

Exhibit B
Metals Adjustment

Adjustment Principles
The Metals Adjustment shall be calculated as follows:

(a)	Each Product shall be subject to a per-unit price adjustment (a “Metals Adjustment”) for lead, copper and zinc.

(b)
Computation of the Metals Adjustment for each metal shall be in accordance with the Metals Adjustment Calculation Table set forth below. In the event that any of COMEX, LME or the Chicago Market is substantially altered or discontinued, the Parties shall mutually agree upon an appropriate substitute index.

(c)
For the avoidance of doubt, there shall be no Metals Adjustment for: (A) support services; (B) changes in unit price based on material other than copper, zinc and lead; (C) associated indirect costs (e.g., burden, overhead, and general and administrative costs) or profit; or (D) other cost or profit fluctuations.

(d)	The Metals Adjustment shall be calculated in conformance with the method used in VFY17.

Metals Adjustment Calculations
The difference (+) or (-) between the COMEX/LME/Chicago Market price in Column (5) and the Base Product Price in Column (4) will be entered in Column (6).

The difference, whether (+) or (-), in Column (6) shall be divided by the applicable Base Product Price in Column (4). The resulting rate of change shall be entered in Column (7).

The metal content factor in Column (3) shall be multiplied by the metal price difference (+) or (-) in Column (6), with the resulting amount entered in Column (8).

The adjustment amount in Column (8) shall be the basis for adjusting the unit price in column (2).

The unit price adjustment shall be computed for each Product Type.

Materials Price Adjustment Calculation Table

(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)
Period	Per Round Base Product Price	Metal Content Factor	Base Metal Price	Metal Price	Price diff (5) – (4)	Rate of change (%) (6) / (4)	Metals Adjustment ($/unit) (6) * (3)

(a)	Column (1) is the Period in respect of which the Metals Adjustment is being calculated.

Pursuant to 17 CFR 20.24b-2, confidential information has been omitted in places marked “***” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request with the Commission.

(b)	Column (2) is the per-Round Base Product Price applicable to the Product.

(c)	Column (3) is the Metal Content Factor for the specific Product, as set forth below.

(d)	Column (4) is the applicable Base Metal Price as set forth below.

(e)	Column (5) is the following per pound market price as of close of business on the Measuring Date:

•	Copper – Copper High Grade (Globex) (COMEX) Prior Day Set

•	Zinc – LME Zinc Cash Official Price Buyer

•	Lead – LME Lead Cash Official Buyer

(f)	The remaining columns are for calculation of the per-unit Metals Adjustment for a given Product.

Metal Content Factor (pounds/Round)

Product Type	Copper	Zinc	Lead
*** Ctg	***	***	***
*** Ctg	***	***	***
*** Ctg	***	***	***

Base Metal Price

•	The Base Metal Price for copper is $*** per pound.

•	The Base Metal Price for zinc is $*** per pound.

•	The Base Metal Price for lead is $*** per pound.

Illustrative Example
***

Pursuant to 17 CFR 20.24b-2, confidential information has been omitted in places marked “***” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request with the Commission.

Exhibit C
***

Pursuant to 17 CFR 20.24b-2, confidential information has been omitted in places marked “***” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request with the Commission.

Exhibit D
[NDA]

MUTUAL NONDISCLOSURE AGREEMENT

This Nondisclosure Agreement (“Agreement”) is made and entered into by and between Federal Cartridge Company and its affiliates, having a place of business at 900 Ehlen Drive, Anoka, MN 55303 (“Federal”), and Alliant Techsystems Operations LLC, having a place of business at LAACP, Highway 7 & 78, Independence, MO 64056 (“Company”) (collectively, the “Parties”) and is effective as of February 9, 2015 (“Effective Date”). The Parties for their mutual benefit are desirous of exchanging and disclosing certain information and ideas relative to the sale of products between the parties as specified in the Ammunition Products Supply Agreement dated February 9, 2015 (“Program”), and thus agree that any information disclosed by one party (“Disclosing Party”) and received by the other (“Receiving Party”) shall be governed by the following:

1.Proprietary Information. “Proprietary Information” shall mean information applicable to the Program which the Disclosing Party discloses to the Receiving Party: (1) in writing, provided the writing is stamped, labeled or clearly designated as “Confidential” or “Proprietary”; or (2) orally, provided the oral information is reduced to writing within thirty (30) days and designated in writing as “Proprietary” or “Confidential.” However, without further designating such information in writing, the existence and nature of the Program, this Agreement and the Parties’ relationship in connection with the Program shall be considered Proprietary Information.
2.Exclusions. Notwithstanding the foregoing, Proprietary Information shall not include information which: (a) Was not specifically designated in writing as Proprietary or Confidential if required above; (b) Was in the Receiving Party’s possession or was known to the Party receiving it prior to its receipt from the Disclosing Party (c) Was independently developed by the Receiving Party without using the Disclosing Party’s Proprietary Information, as supported by documentary evidence; (d) Is or becomes public knowledge without the fault of the Receiving Party; (e) Is or becomes available to the Receiving Party from a lawful source other than the Disclosing Party; (f) Is approved in writing for release on a non-confidential basis by the Disclosing Party; or (g) Is or becomes available on an unrestricted basis to a third party by authorization of the Disclosing Party.
3.Treatment of Proprietary Information. For a period of five (5) years from the date the Proprietary Information is received, the Receiving Party shall: (a) handle and protect from disclosure Proprietary Information using the same degree of care it uses to handle its own proprietary information, but no less than reasonable care; (b) not duplicate or use Proprietary Information for any purpose other than internal purposes related to the Program; (c) not disclose Proprietary Information to anyone except internal employees having a “need to know” relating to the Program and who are bound by confidentiality obligations at least as stringent as those set forth herein; and (d) not make any commercial use of the Proprietary Information. If requested by the Disclosing Party, the Receiving Party shall return, permanently delete, and/or destroy, as instructed by the Disclosing Party, all Proprietary Information and copies thereof, and if requested by the Disclosing Party, provide Disclosing Party a written certificate of destruction. The Receiving Party will immediately notify the Disclosing Party upon discovery of any disclosure, use or treatment of Proprietary Information inconsistent with the provisions of this Paragraph.
4.Limitations on Treatment. Notwithstanding the foregoing, Proprietary Information may be disclosed if and only as required by court order, provided that the Receiving Party: (a) promptly notifies the Disclosing Party of any request for, or the existence of, such order; (b) provides the Disclosing Party with the opportunity to oppose such disclosure (at Disclosing Party’s expense); and (c) reasonably cooperates with the Disclosing Party in opposing such disclosure.
5.Term. This Agreement shall expire five (5) year from the Effective Date unless extended or modified in writing signed by the Parties. Either Party may terminate this Agreement, with or without cause, at any time with written notice to the other Party. For the avoidance of doubt, the expiration or termination of this Agreement shall not affect the use, handling or disclosure of Proprietary Information received before such termination or expiration.
6.Relationship of the Parties. Nothing in this Agreement shall grant to either Party the right to make commitments of any kind for or on behalf of the other Party. This Agreement shall not constitute a joint venture or partnership as between the Parties. Each Party shall perform its respective obligations hereunder without charge to the other.
7.Mutual Acknowledgements. This Agreement constitutes the entire agreement, and supersedes all prior written or verbal agreements, with respect to the subject matter herein, and may not be amended, modified or waived except by mutual written consent signed by both Parties. All Proprietary Information will remain the exclusive property of the Disclosing Party, and no rights or obligations other than those expressly recited herein are to be implied from this Agreement including, without limitation, licenses or rights under any patent, trademark, copyright, trade secret or know-how that is now or that may be held or which is or may be licensable by either Party. Further, nothing in this agreement shall be understood as requiring the Parties to enter into any subsequent agreements or to require either Party to purchase or supply information, goods, materials, products or services. The Party disclosing Proprietary Information hereunder makes no representation, express or implied, as to adequacy, sufficiency or freedom from fault of the same, and incurs no responsibility or obligation by reason thereof. Neither Party shall be liable to the other for any cost, expense, or risk of liability arising out of efforts of the other Party in connection with performance of this Agreement.
8.Disputes. This Agreement and any dispute arising out of or relating to this Agreement or the relationship between the Parties (“Dispute”) shall be: (a) governed by and construed in accordance with the laws of the State of Minnesota, without regard to conflicts of laws rules; (b) brought only in a court of competent jurisdiction in Minnesota; and (c) resolved only by a judge, both Parties having voluntarily waived any right to a trial by jury. Both Parties consent to the jurisdiction and venue of Minnesota courts for purposes of any Dispute, and waive any right to challenge this venue as being improper

Pursuant to 17 CFR 20.24b-2, confidential information has been omitted in places marked “***” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request with the Commission.

or inconvenient. The prevailing Party in any Dispute shall be entitled to recover its attorneys’ fees and costs incurred in connection with the Dispute. Each Party acknowledges that the use, reproduction or disclosure of Proprietary Information of the Disclosing Party by the Receiving Party in a manner inconsistent with this Agreement will cause the Disclosing Party irreparable damage and the Disclosing Party shall be entitled to equitable and injunctive relief to prevent the unauthorized use, reproduction or disclosure of the Proprietary Information, and to such actual damages as may be occasioned by violation of this Agreement.
9.     Assignment. Neither this Agreement, nor any interest herein, may be assigned, in whole or in part, by either Party without the prior written consent of the other Party hereto, except that without securing prior consent either Party shall have the right to assign this Agreement to any successor which results from a merger, reorganization, consolidation, spin-off or acquisition, provided that such successor (a) acquires substantially all of the entire business and assets of that party relating to the subject matter of this Agreement, (b) shall have expressly assumed all of the obligations and liability of such party under this Agreement, and (c) is not a competitor to the other Party on the Program.
10.     Export Control. Technical data as defined in the International Traffic in Arms Regulation (22 CFR Parts 120 - 130 et. seq.) or technology as defined in the Export Administration Regulations (15 CFR Parts 730- 774 et. seq.) of the United States may be provided to the Receiving Party under this Agreement. Such technical data or technology may not be exported (including by disclosing to a foreign person), sold, diverted, transferred, transshipped on a non-continuous voyage or otherwise be disposed of in any other country, either in its original form or after being incorporated into other end items, without the prior written approval of the Disclosing Party and the U.S. Department of State or the U.S. Department of Commerce as applicable. Each Party agrees to indemnify the other for all claims, demands, damages, costs, fines, penalties and other expenses arising from that Party’s failure to comply with this clause and applicable statutes and regulations.
11.    U.S. Government Disclosure. The Receiving Party may incorporate Proprietary Information in proposals or contract documentation to or with the United States Government provided that the Proprietary Information is submitted and marked in accordance with the provisions of Federal Acquisition Regulation (FAR) 52.215- 1 or DFAR 252.227-7013.
12.    Supply Agreement. Pursuant to Section 21(f) of the Ammunition Products Supply Agreement dated February 9, 2015, the Parties specifically agree that the confidentiality obligations set forth in this Mutual Nondisclosure Agreement shall amend and replace the confidentiality provisions set forth in Section 21(c).

The Parties have caused this Agreement to be executed and effective on the Effective Date specified above.

	Federal Cartridge Company		Alliant Techsystems Operations LLC

By:	/s/ Susan M. Humiston	By:	/s/ Kent Holiday

	Susan M. Humiston		Kent Holiday
	[PRINTED NAME]		[PRINTED NAME]

Title:	VP & Asst. General Counsel	Title:	Vice President and General Manager

Date:	4/21/2015	Date:	April 20, 2015